Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 14, 2019 (except for Note 2d, Note 2aa, Note 3a, Note 3c, Note 11 and Note 14 as to which the date is         2019) in the Registration Statement (Form F-1 No. 333-231533) and related Prospectus of Fiverr International Ltd. dated         , 2019.

, 2019	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel-Aviv, Israel

The foregoing consent is in the form that will be signed upon completion of the 1-for-6.69 reverse share split described in Note 11a to the financial statements.

June 3, 2019	/s/Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel-Aviv, Israel